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                                                                      Exhibit 21

                          DENTAL BUSINESS SUBSIDIARIES

SYBRON DENTAL SPECIALTIES, INC.
(FORMERLY KNOWN AS SDS HOLDING CO.)

SYBRON DENTAL SPECIALTIES, INC.
(TO BE RENAMED SYBRON DENTAL MANAGEMENT, INC.)

     LRS ACQUISITION CO.

          Ormco Corporation

               Allesee Orthodontic Appliances, Inc.
               Maquiladora Aci-Mex, S.A. de C.V.
               Ormco B.V.
                    Ormco Europe B.V.
               Ormco de Mexico, S.A. de C.V.
               Ormco (Europe) AG
               Ormco GmbH
               Ormco Pty. Limited
               Ormex S.A. de C.V.
               Socodent S.A.
                    Aida International
                    Ormodent Belgique, S.A.
                    Ormodent L.D.A.
                    Ormodent S.A.
               SDS de Mexico, S.A. de C.V.

     KERR CORPORATION
          belle de st. claire, inc.
          Kerr Australia Pty. Limited
          Kerr (Europe) A.G.
          Kerr GmbH
          Kerr Italia, S.p.A.
          Metrex Research Corporation
          Sybron Dental Specialties Japan, Inc.

     KERR U.K. LIMITED

          Analytic Endodontics U.K. Limited

     PINNACLE PRODUCTS, INC.

     SYBRON CANADA LIMITED